Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Appoints Tracy Gardner to Board of Directors
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BROOMFIELD, COLORADO – June 10, 2021 – Crocs, Inc. (NASDAQ: CROX), a global leader in innovative casual footwear for women, men and children, today announced that Tracy Gardner has been appointed to its board of directors effective June, 9, 2021.

Ms. Gardner is a visionary brand builder with more than three decades of experience developing and leading high performing teams to elevate consumer brands across omni-channel platforms. A servant leader with an eye for brand transformation, Ms. Gardner currently splits her time between board work, advising enterprise start-up companies across both public and private sectors, and serving as guest visiting professor at New York University.

Ms. Gardner has been a Principal of Tracy Gardner Consultancy since 2010. She has deep expertise in leading growth and strategy within highly regarded fashion brands, including Gap, Inc. (NYSE: GPS), J.Crew Group, Inc. (NYSE: JCG), and Lands’ End, Inc. (NYSE: LE). From 2004 to 2010, she held a number of leadership roles at J.Crew Group, Inc. where she ultimately served as president, completing its public offering and helping to grow revenues by approximately $1 billion. She also spent more than 11 years in several omni-channel leadership roles across Gap Inc.’s portfolio of purpose-led brands.

“We are pleased to welcome Tracy to the Crocs’ board of directors,” said Thomas J. Smach, chairman of the board. “A proven brand builder, Tracy has an uncanny ability to lead both established and upstart brands to profitable growth by strategically positioning how those companies reach, engage and interact with their consumers. We’re confident that her contributions as a trusted advisor and board member will drive increased shareholder value and relevance for the Crocs brand.”

Since 2015, Ms. Gardner has been a board member of Gap, Inc. and currently serves as Compensation and Management Development Committee Chair. She also serves as a member of the company’s Governance and Sustainability Committee. Additionally, Ms. Gardner has been a Board Director for Win NYC, the largest provider of shelter and supportive housing for NYC’s homeless families, since 2011.

“Tracy has spent her career guiding strategies that create emotional brand connections at the intersection of talent, the customer and product,” added Andrew Rees, Crocs CEO. “Her industry expertise paired with her proven ability to steer omni-channel brand transformation make her an ideal advisor as we continue to deepen our consumer connection, innovate and drive growth for the Company. We are thrilled to welcome her and have her join us as a strategic partner.”

“It is an honor to join the Crocs board at an extraordinary time of growth and opportunity,” said Ms. Gardner. “I’m a fervent brand enthusiast and am passionate about Crocs’ mission of creating a culture and product where everyone is invited to be their most authentic self. I look forward to contributing to the culture of inclusivity, community and sustainability that allows everyone to truly be comfortable in their own shoes.

Ms. Gardner will become the ninth board member and the fourth woman on the Crocs, Inc. board.

About Crocs, Inc.

Crocs, Inc. (Nasdaq:CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. Crocs’ proprietary Croslite™ material, a molded footwear technology, is included in the vast majority of Crocs’ collection and delivers extraordinary comfort with each step.

In 2021, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram and Twitter.

Forward Looking Statement

This press release includes estimates, projections, and statements relating to our business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding potential impacts to our business related to the COVID-19 pandemic, our financial condition, brand and liquidity outlook, and expectations regarding our future revenue, tax rate, capital expenditures, and operating margin. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; current global financial conditions, including economic impacts resulting from the COVID-19 pandemic; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speak only as of the date of this press release. We do not undertake any obligation to update publicly any forward-looking statements.

Category:Investors
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